UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2005

CNL Income Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-108355	20-0183627
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 South Orange Ave. Orlando, Florida	32801
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 14, 2005, CNL Income Properties, Inc. (the “Company”) entered into a partnership interest purchase agreement (the “Agreement”) with Dallas Market Center Company, Ltd. (“DMC”), an affiliate of Crow Holdings. Pursuant to the Agreement, the Company and DMC will form a partnership (the “Partnership”), in which the Company will acquire a majority interest. The Partnership will acquire from DMC its interest in certain real estate and related assets at the Dallas Market Center, including: the World Trade Center, the Dallas Trade Mart, International Floral and Gift Center, and a leasehold interest in Market Hall, together totaling approximately 4.8 million square feet of wholesale merchandising and exhibition space located in Dallas, Texas (collectively the “Property”). It is expected that the Partnership will lease the Property to the existing management company, Market Center Management Company, Ltd., (“MCMC”) under two long-term master lease agreements, and that the operations will continue to be managed by MCMC, an operating company owned by Crow Holdings.

In total, it is anticipated that the Partnership will be capitalized with approximately $249 million consisting of $160 million in existing debt encumbering the Property and $89 million in equity. The Company’s ultimate total cash investment in the Partnership is expected to be approximately $71 million, which will equate to an 80% equity interest. It is anticipated that the acquisition will close in multiple phases to be completed by June 30, 2005, and that upon the first closing, the Company will invest approximately $38 million in the Partnership, excluding transaction costs. The Company has placed a $3 million earnest money deposit into an escrow account which will be credited toward the purchase of its equity interest in the Partnership upon closing. The deposit is refundable if certain conditions precedent to closing do not occur. There can be no assurances that such conditions will be satisfied or that such closings will occur. The Company must obtain additional funds through its public offering in order to acquire its full equity interest in the Partnership and related real estate assets.

Item 8.01 Other Events

Reference is made to the press release dated January 18, 2005, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

99.1	Press Release dated January 18, 2005.

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the inability of the Company to obtain additional funds through the receipt of additional offering proceeds. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL INCOME PROPERTIES, INC.

Date: January 14, 2005	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	President

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